AWG INTERNATIONAL, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of  December  8, 2010, by and among AWG International, Inc., a Nevada corporation (the “Company”), and Genesis Financial, Inc., a Washington corporation(“Investor").

SECTION 1
Authorization, Sale and Issuance of Common Stock

1.1

Authorization

The Company will, prior to the Closing (as defined below), authorize (a) the sale and issuance of  up to Fifty-four Thousand Nine Hundred Fifty-three (54,953) common shares (the “Common Shares”)  and Fifty-four Thousand Nine Hundred Fifty-three  (54,953) Common Stock Purchase Warrants (the "Warrant"), as set forth below, (collectively, the “Securities”) of the Company’s Common Stock, par value $0.00001 per share.

1.2

Sale and Issuance of Shares

Subject to the terms and conditions of this Agreement, Investor agrees to purchase, and the Company agrees to sell and issue to Investor, the following Securities:

(a)

Fifty-four Thousand Nine Hundred Fifty-three (54,953) Common Shares for a Purchase Price of $250,000 Dollars; and

(b)

Common Stock Purchase Warrants for the purchase of Fifty-four Thousand Nine Hundred Fifty-three (54,953) Common Shares for good and valuable consideration, the receipt of which is acknowledged.   The Warrant will be exercisable to purchase 54,953 common shares for a total purchase price of $250,000 Dollars.  The common stock warrant will expire on April 4, 2011.  AWG may terminate the Warrant on, or before April 4, 2011, if its sales and purchase orders exceed $300,000 during the term of the Warrant.  The Common Stock Purchase Warrant is incorporated into this Agreement and is attached as Exhibit "A".

SECTION 2
Closing Dates and Delivery

2.1

Closing

(a)

The purchase, sale and issuance of the Shares and Warrants shall take place at at the offices of Genesis Financial, Inc., 12314 East Broadway Ave, Spokane Valley, Washington, 99216, at 10:00 a.m. local time on or before December 15, 2010.

(b)

On the day of Closing, the Investor shall deliver to the Company:

i.

$250,000 wired pursuant to instructions in Exhibit B attached hereto;

ii.

One (1) executed copy of this Agreement;

iii.

the US Questionnaire in the form attached as Exhibit C if the Subscriber is resident in the United States; and

iv.

the Canadian Questionnaire in the form attached as Exhibit D.

(c)

On the Day of Closing, the Company shall deliver to the Investor:

i.

Resolutions authorizing the issuance of 54,953 shares of its common stock as well was warrants to purchase an additional 54,953 shares of its common stock in the name of the Investor

(d)

Within 5 business days of the Closing, the company shall deliver to the Investor i) a share certificate evidencing 54,953 shares of its common stock in the name of the Investor; and ii) a warrant certificate for the purchase of 54,953 shares of the Company’s common stock.

SECTION 3
Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor as follows:

3.1

Organization, Good Standing and Qualification

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver the Agreements, to issue and sell the Shares and Warrant, and to perform its obligations pursuant to the Agreements.  The Company is presently qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Company’s assets, financial condition, or business as now conducted or proposed to be conducted (a “Material Adverse Effect”).

3.2

Subsidiaries

The Company does not presently own or control, directly or indirectly, or hold any rights to acquire, any interest in any other corporation, association or other business entity nor has the Company ever held such interest.  Except for the previously disclosed arrangement with Mai Phuong Technologies Company Limited for manufacturing in Vietnam, the Company is not a participant in any joint venture, partnership or similar arrangement.

3.3

Capitalization

As of December 15, 2010 the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 1,044,112 shares are issued and outstanding.

(a)

The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(b)

On Closing, the Company will have reserved:

(i)

the Shares and the Warrant Shares for issuance pursuant to this Agreement;

(c)

All issued and outstanding shares of the Company’s Common Stock and Common Stock Warrant (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)

The Shares and Common Stock Warrant, when issued and delivered and paid for in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable.  The Warrant Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and applicable law, will be validly issued, fully paid and nonassessable.  The Shares and the Warrant Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investor; provided, however, that the Shares and the Warrant Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.

(e)

There are no other options, warrants or other rights to purchase any of the Company’s authorized and unissued capital stock.

3.4

Authorizatio

All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the Warrant  Shares, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to the Initial Closing.  The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.5

Title to Properties and Assets; Liens

The Company has good and marketable title to its properties and assets, its patents, license agreements, intellectual properties, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’

compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business.  With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances.

3.6

Compliance with Other Instruments

To the Company's knowledge,  it is not in violation of any provision of its Articles of Incorporation or Bylaws, each as amended to date, or in any respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect.  The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect.  The execution and delivery of the Agreements by the Company, the performance by the Company of its obligations pursuant to the Agreements, and the issuance of the Shares and the Warrant Shares, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Articles of Incorporation or Bylaws, each as amended to date, or any of its agreements, nor, to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

3.7

Litigation

There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received notice of any threat thereof) before any court or governmental agency.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

3.8

Governmental Consent

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares and the Warrant Shares, or the consummation of any other transaction contemplated by this Agreement, except (i)  the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) such filings as may be required under applicable state securities laws.

3.9

Permits

The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.10

Offering

Subject to the accuracy of the Investor’s representations and warranties in Section 4, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and the issuance of the Warrant Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.11

Registration and Voting Rights

The Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.12

Disclosure

Neither the Agreements nor any other documents or certificates delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Company does not represent or warrant that it will achieve any financial projections provided to the Investor and represents only that such projections were prepared in good faith.

SECTION 4
Representations and Warranties of the Investor

 Investor hereby represents and warrants to the Company as follows:

4.1

No Registration

Such Investor understands that the Shares and the Warrant Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2

Investment Intent

Such Investor is acquiring the Shares and the Warrant Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Warrant Shares.

4.3

Investment Experience

Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Investor can protect its own interests.  Such Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of its investment in the Company.

4.4

Speculative Nature of Investment

Such Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks.  Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Shares and the Warrant Shares for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

4.5

Access to Data

Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction.

Such Investor believes that it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Shares and the Warrant Shares.  Such Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.  Such Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements.

4.6

Residency

The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is Washington State, USA.

4.7

Rule 144

Such Investor acknowledges that the Shares and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.  Such Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available.  The Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares or the Warrant Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied.  Such Investor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock.  Such Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.8

Authorization

(a)

Such Investor has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Agreements.  All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Agreements, and the performance of all of the Investor’s obligations under the Agreements, has been taken or will be taken prior to the Closing.

(b)

The Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)

No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Agreements by the Investor or the performance of the Investor’s obligations hereunder or thereunder.

4.9

Brokers or Finders

Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

4.10

Tax Advisors

Such Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements.  With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

4.11

Legends

Such Investor understands and agrees that the certificates evidencing the Shares or the Warrant Shares, or any other securities issued in respect of the Shares or the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 5
Conditions to Investor’s Obligations to Close

Each Investor’s obligation to purchase the Shares at a Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the applicable Investor purchasing the Shares in such Closing:

5.1

Representations and Warranties

The representations and warranties made by the Company in Section 3 shall be true and correct in all material respects as of the date of such Closing.

5.2

Covenants

All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

SECTION 6
Conditions to Company’s Obligation to Close

The Company’s obligation to sell and issue the Shares at each Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived by the Company:

6.1

Representations and Warranties

The representations and warranties made by the Investor in such Closing in Section 4 shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the date of such Closing.

6.2

Covenants

All covenants, agreements and conditions contained in the Agreements to be performed by Investor on or prior to the date of such Closing shall have been performed or complied with in all material respects as of the date of such Closing.

SECTION 7
Miscellaneous

7.1

Amendment

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.

7.2

Notices

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a)

if to the Investor, one copy should be sent to 12314 East Broadway Ave., Spokane Valley, Washington 99216, Attn: President or by electronic mail to mkirk@genesisfinance.com, or at such other address as the Company shall have furnished to the Investor, with a copy to Gregory M. Wilson, Attorney at Law, 18610 East 32nd Ave., Greenacres, WA 99016 or by electronic mail to greg@wilsonlaw.us;

(b)

if to any other holder of any Shares or Warrant Shares, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address of the last holder of such Shares or Warrant Shares for which the Company has contact information in its records; or

(c)

if to the Company, one copy should be sent to #544 1313 E. Maple Street, Suite 201, Bellingham, WA  98225, Attn: CEO or by electronic mail to keith@awginternational.com or at such other address as the Company shall have furnished to the Investor with a copy to Macdonald Tuskey, Attn: Konrad Malik, Suite 1210, 777 Hornby Street, Vancouver BC V6Z 1S4, Canada or by electronic mail to kmalik@wlmlaw.ca.

 With respect to any notice given by the Company under any provision of the Revised Code of Washington or the Company’s charter or bylaws, each Investor agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth above.

7.3

Governing Law

This Agreement shall be governed in all respects by the internal laws of the State of Washington as applied to agreements entered into among Washington residents to be performed entirely within Washington, without regard to principles of conflicts of law.

7.4

Expenses

The Company and the Investor shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

7.5

Survival

The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

7.6

Successors and Assigns

This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company.  Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.7

Entire Agreement

This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8

Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.9

Severability

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

7.10

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.11

Telecopy Execution and Delivery

A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.12

Jurisdiction; Venue

With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Spokane County in the State of Washington (or in the event of exclusive federal jurisdiction, the courts of the Eastern District of Washington).

7.13

Further Assurances

Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.14

Attorney’s Fees

In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

“COMPANY”

AWG INTERNATIONAL, INC.

a Nevada corporation

By:

  Keith White, President

“INVESTOR”

GENESIS FINANCIAL, INC.

a Washington corporation

By:

John Coghlan, Co-President